As filed with the Securities and Exchange Commission on March 25, 2010
                                                     Registration No. 333-161701
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                      REGISTRATION STATTEMENT ON FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               PURESPECTRUM, INC.
             (Exact name of Registrant as specified in its charter)

                 Delaware                              41-2233302
     (State or other jurisdiction of               (I.R.S. Employee
     incorporation or organization)              Identification Number)

                               340 Eisenhower Dr.
                              Bldg. 600, Suite 610
                            Savannah, Georgia 31406
                                 (912) 961-4980
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                          ___________________________

                     Delaware Corporation Organizers, Inc.
                      1201 North Market Street, 18th Floor
                           Wilmington, Delaware 19801
                                 (302) 658-9200
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                          ___________________________

                                   Copies to:

       Daniel D. Dinur, Esq.          and        David Michael Conner, Esq.
       Dinur and DeLuca, LLP                     Bouhan Williams & Levy, LLP
       One Lakeside Commons                      The Armstrong House
       990 Hammond Drive, Suite 760              477 Bull Street
       Atlanta, Georgia 30328                    Savannah, Georgia 31402
       (770) 395-3170                            (912) 236-2491

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


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

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]                      Accelerated Filer [ ]

Non-Accelerated Filer [ ]                        Smaller reporting company [X]

(Do not check if a smaller reporting company)

                EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration Statement No. 333-161701 to Form S-4 and is being filed to deregister any securities of PureSpectrum, Inc., a Delaware corporation, f/k/a International Medical Staffing, Inc.
("PSRU"), which were not issued in the exchange pursuant to the C-Reorg transaction described in the Registration Statement and which was consummated on November 3, 2009. These securities are as follows:

     - 1,137,910 shares of common stock, $0.0001 par value, issuable to the shareholders of PureSpectrum, Inc., a Nevada corporation ("PSPM") in exchange for the shares of PSPM common stock held by them on the record date,who did not tender those shares in the exchange;

     - 1,449,298 warrants to purchase common stock registered in the Registration Statement which have expired as of March 15, 2010, without having been exercised (the "Expired Warrants"); and

     -    1,449,298  shares  of  common  stock  underlying the Expired Warrants.

As  of  March  15, 2010, after the deadline for the completion of the exchanges,
(a) all of the remaining 194,967,438 shares of PSRU common stock registered in the Registration Statement were issued to former PSPM shareholders, and (b) all of the remaining 43,956,173 unexpired warrants and shares of common stock underlying such warrants retain their registered status.

Pursuant to the undertakings contained in Registration Statement No. 333-161701 to remove from registration, by means of a Post-Effective Amendment, any securities which remain unsold at the termination of the offering, PSRU is filing this Post-Effective Amendment to Registration Statement No. 333-161701 to Form S-4 to deregister the above unsold securities.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-4 and has duly caused this Post-Effective Amendment No. 1 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on March 25, 2010.

                                         Pure Spectrum, Inc.
                                         (Registrant)

                                         By: /S/ Lee L. Vanatta
                                             ------------------
                                         Name:   Lee L. Vanatta
                                         Title:  President, Principal Executive
                                                 Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                             Date
---------                      -----                             ----

/S/ Lee L. Vanatta             President and Director            March 24, 2010
------------------             [Principal Executive Officer]
Lee L. Vanatta

/S/ William R. Norton          Executive Vice President,         March 24, 2010
---------------------          Secretary and Director
William R. Norton

/S/ Susan W. Norton            Vice President of Administration  March 24, 2010
-------------------            and Acting Chief Financial
Susan W. Norton                Officer [Principal Financial and
                               Accounting Officer]

/S/ David Michael Conner       Director                          March 24, 2010
------------------------
David Michael Conner

/S/ Bill G. Garlan             Director                          March 24, 2010
------------------
Bill G. Garlan

/S/ Robert E. James, II        Director                          March 24, 2010
-----------------------
Robert E. James, II


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